                                                                       EXHIBIT 9


               L.P. AND OPTION PURCHASE AND TERMINATION AGREEMENT

         AGREEMENT, dated as of August 20, 1999 (the "Agreement"), among Jennifer Convertibles, Inc., a Delaware corporation ("Jennifer"), Jennifer Chicago Ltd. ("Sub"), an Illinois corporation and a wholly-owned subsidiary of Jennifer, Jenco Partners, LP, a limited partnership ("LP Owner"), which is the sole limited partner of Jennifer Chicago, L.P., a Delaware limited partnership ("LP"), JCI Consultant, LP ("Consultant"), limited partnership which owns certain options to purchase capital stock of Jennifer, Selig Zises, a principal of LP Owner and Consultant, Jay Zises (collectively with Selig Zises, "Zises"), Jara Enterprises, Inc. a New York corporation ("Jara"), Fred Love ("Love"), the owner of Jara, and Harley J. Greenfield ("Greenfield") and Edward B. Seidner ("Seidner"), each of whom is a principal stockholder, an officer and a director of Jennifer.

         WHEREAS, LP Owner is the sole limited partner of LP;

         WHEREAS, pursuant to a Limited Put Agreement, dated as of March 21, 1991 (the "Put Agreement") LP Owner has the right, under certain circumstances, to put the interest to Jara;

         WHEREAS, pursuant to a Stock Option Agreement dated as of March 21, 1991, as amended by an amendment dated February 25, 1992 (as amended, the "Option Agreement"), Consultant has an option (the "Option") to purchase up to 1,200,000 shares of Jennifer's common stock, par value $.01 per share;

         WHEREAS, in connection with the Option, Consultant entered into (a) a Voting Trust Agreement with Greenfield and Jennifer, dated as of march 21, 1991, as amended by a letter amendment dated February 25, 1992 (as amended, the "Voting Trust Agreement"), and (b) a Registration and Sales Agreement with Greenfield, Love, Seidner and Jara, dated as of march 21, 1991, as amended by an amendment dated February 25, 1992 (as amended, the "Registration Agreement");

         WHEREAS, the parties desire to terminate the Voting Trust, the Registration Agreement, the Put Agreement and all other agreements between them relating to the Option, the Consulting Agreement, or the LP (collectively, the "Agreements");

         WHEREAS, LP Owner desires to sell, assign and transfer all its right, title and interest in, to and under the Interest in LP to the Sub;

         WHEREAS, the parties desire to enter into certain cross releases (the "Releases"),

         NOW THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                 THE TRANSACTION

         Section 1.1 TRANSFER OF INTEREST, TERMINATION OF OPTION AND OTHER AGREEMENTS. In exchange for $252,000, payable to Consultant on September 1, 1999, and a note in the principal amount of $447,000 (the "Note") payable to LP Owner and other good and valuable consideration, receipt of which is hereby acknowledged, (i) LP Owner hereby sells, assigns and transfers to Sub all of its right, title and interest in, to and under the Interest; (ii) Consultant hereby agrees that the Option is hereby terminated and shall be of no further force or effect, and (iii) the parties hereto hereby agree that the Agreements to which they are a party are hereby terminated and shall be of no further force or effect.


                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF JENNIFER AND SUB

         Jennifer and Sub, jointly and severally, represent and warrant to LP Owner, Zises, Consultant, Jara, Love, Greenfield and Seidner as follows:


         Section 2.1 EXISTENCE, GOOD STANDING, CORPORATE AUTHORITY. Each of Jennifer and Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of Jennifer and Sub is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

         Section 2.2 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. Each of Jennifer and Sub has the requisite corporate power and authority to execute and deliver this Agreement, the Releases and the Note. The execution and delivery of this Agreement, the Releases and the Note, and the consummation by Jennifer and Sub of the transactions contemplated hereby and thereby has been duly authorized by all requisite corporate action. This Agreement constitutes the valid and legally binding obligation of Jennifer and Sub and the Releases and the Note constitute the valid and legally binding obligations of Jennifer, in each case enforceable against Jennifer and (as to this Agreement) Sub, in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         Section 2.3 NO VIOLATION. Neither the execution and delivery by Jennifer or Sub, of this Agreement or the Releases, nor the consummation by any of them of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof, will (a) conflict with or result in a breach of any provisions of their respective Certificate of Incorporation or Bylaws; (b) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination, or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other material obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of Jennifer or Sub under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which any of them is a party, or by which any of them or their properties is bound or affected; (c) contravene or conflict with or constitute a violation of any provisions of any law, regulation, judgment, injunction, order or decree binding upon or applicable to any of them; or (d) require any consent, approval or authorization of, or declaration of or registration with, any domestic governmental or regulator authority.

                                   ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF LP OWNER, CONSULTANTS AND
                                      ZISES

         LP Owner, Consultant and Zises, jointly and severally, hereby represent to Jennifer, Sub, Jara, Greenfield, Love and Seidner as follows:

         Section 3.1 AUTHORIZATION, VALIDITY AND EFFECT AGREEMENTS. Each of LP Owner, Consultant and Zises has the requisite power and authority to execute and deliver this Agreement, the Releases and all agreements and documents to be executed and delivered in connection herewith. The execution and delivery of this Agreement and the Releases (and the agreements contemplated hereby) and the consummation by LP Owner, Consultant and Zises of the transactions contemplated hereby have been duly authorized by all requisite corporate action. Each of this Agreement and the Releases has been duly executed by LP Owner, Consultant and Zises. Each of this Agreement and the Releases (and each of such other agreements) constitutes the valid and legally binding obligations of LP Owner, Consultant and Zises, enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         Section 3.2 NO VIOLATION. Neither the execution and delivery by LP Owner, Consultant and Zises of this Agreement or the Releases, nor the consummation by any of them of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof, will (a) conflict with or result in a breach of any provisions of the agreement of limited partnership, Certificate of Incorporation or Bylaws of LP Owner or Consultant or their respective general partners; (b) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination, or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other material obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of LP Owner, Consultant or Zises under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit lease, contract, agreement or other instrument, commitment or obligation to which any of them is a party, or by which any of them or their properties is bound or affected; (c) contravene or conflict with or constitute a violation of any provisions of any law, regulation, judgment, injunction, order or decree binding upon or applicable to any of them; or (d) require any consent, approval or authorization of, or declaration of or registration with, any domestic governmental or regulatory authority.

         Section 3.3 THE INTEREST. The Interest in LP represents all of the outstanding limited partnership interests in LP and is free and clear of any liens, claims, encumbrances, options, security interests or other limitations or restrictions. Jennifer Investment Chicago Limited Partnership has no interest in LP.

         Section 3.4 THE OPTION. The Option is free and clear of any liens, claims, encumbrances, options, security interests or other limitations or restrictions.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF JARA AND LOVE

         Jara and Love, jointly and severally, hereby represent to Jennifer, Sub, Consultant, LP Owner, Zises, Seidner and Greenfield as follows:

         Section 4.1 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. Jara has the requisite corporate power and authority to execute and deliver this Agreement, the Releases and all agreements and documents to be executed and delivered in connection herewith. The execution and delivery of this Agreement, the Releases (and the agreements contemplated hereby) and the consummation by Jara of the transactions contemplated hereby has been duly authorized by all requisite corporate action. Each of this Agreement and the Releases constitutes the valid and legally binding obligations of Jara and Love, enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         Section 4.2 NO VIOLATION. Neither the execution and delivery by Jara and Love of this Agreement or the Releases, nor the consummation by them of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof will (a) conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of Jara; (b) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination, or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other material obligations pursuant to, result in the creation of any lien, security interest charge or encumbrance upon any of the material properties of Jara or Love under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which any of them is a party, or by which either of them or their properties is bound or affected; (c) contravene or conflict with or constitute a violation of any provisions of any law, regulation, judgment, injunction order or decree binding upon or applicable to Jara or Love; or (d) require any consent, approval or authorization of, or declaration of or registration with, any domestic governmental or regulatory authority.

                                    ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF GREENFIELD AND LOVE

         Greenfield and Seidner, jointly and severally, hereby represent to Jennifer, Sub, Consultant, LP Owner, Zises, Jara and Love as follows:

         Section 5.1 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. Each of this Agreement and the Releases has been duly executed by Greenfield and Seidner. Each of this Agreement and the Releases constitutes the valid and legally binding obligations of Greenfield and Seidner, enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         Section 5.2 NO VIOLATION. Neither the execution and delivery by Greenfield and Seidner of this Agreement or the Releases, nor the consummation by them of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof, will (a) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, a result in the termination, or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other material obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of Greenfield or Seidner under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which any of them is a party, or by which either of them or their properties is bound or affected; (b) contravene or conflict with or constitute a violation of any provisions of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Greenfield or Seidner; or (c) require any consent, approval or authorization of, or declaration of or registration with, any domestic governmental or regulatory authority.

                                   ARTICLE VI

                                    COVENANTS

         Section 6.1 OTHER ACTION.

                  Subject to the terms and conditions herein provided, the parties shall use all reasonable efforts to take, or cause to be taken, all action and do, or cause to be done, all things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement and the Releases. If, at any time after the closing of the transactions contemplated hereby, any further reasonable action is necessary or desirable to carry out the purpose of this Agreement or the Releases, the parties shall take all such necessary action. Each party hereto shall perform such further acts and execute such documents as may be reasonably required to effect the transactions contemplated hereby.

         Section 6.2 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall, except as otherwise provided herein, be paid by the party which incurs them.

         Section 6.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any right of a party to investigate the accuracy of the representations and warranties and notwithstanding any knowledge of facts determined or determinable by such party pursuant to such investigation or right of investigation, such party has the right to rely fully upon the representations, warranties, covenants and agreements of the other parties contained in this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the closing hereunder.

         Section 6.4 STANDSTILL. From and after the date hereof, until December 31, 2010, Selig Zises and Jay Zises shall not acquire, and shall cause their immediate family members and their affiliates not to acquire, any beneficial interest in the common stock of Jennifer.

                                   ARTICLE VII

                                 INDEMNIFICATION

         Section 7.1 OBLIGATION OF CONSULTANT, LP OWNER AND ZISES TO INDEMNIFY. Consultant, LP Owner and Zises shall, jointly and severally, indemnify, defend and hold harmless each of the other parties hereto and their respective assignees from and against Losses arising out of or due to a breach of any representation, warranty, covenant or agreement of Consultant, LP Owner and Zises contained in this Agreement or the Releases. In addition, Consultant, LP Owner and Zises hereby, jointly and severally, indemnify, defend and hold harmless each of the other parties hereto and the Releasees (as defined in the Release given by Consultant, LP Owner and Zises), against any claims made by any relative, associate or affiliate of any of them (including without limitation Glenn S. Myers and Jennifer Chicago Investment Limited Partnership) against the Releasees as to any subject matter as to which such Release constitutes a release by Consultant, LP Owner or Zises.

         Section 7.2 OBLIGATION OF JENNIFER TO INDEMNIFY. Jennifer shall indemnify, defend and hold harmless Consultant, LP Owner and Zises from and against any Losses arising out of or due to a breach of any representation, warranty, covenant or agreement of Jennifer or Sub contained in this Agreement, the Note or the Releases.


         Section 7.3 OBLIGATION OF JARA, LOVE, GREENFIELD AND SEIDNER TO INDEMNIFY. Jara, Love, Greenfield and Seidner shall indemnify, defend and hold harmless each of the other parties hereto and their respective assigns from and against Losses arising out of or due to a breach of any representation, warranty, covenant or agreement of such party contained in this Agreement or the Releases.

         Section 7.4 NOTICE AND OPPORTUNITY TO DEFEND. If any party (the "Indemnitee") receives notice of any claim or the commencement of any action or proceeding with respect to which any other party (or parties) is obligated to provide indemnification (the "Indemnifying Party"), the Indemnitee shall promptly give the Indemnifying party notice thereof; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure. The Indemnified Party shall have the right to retain counsel of its own choice to represent it, and the Indemnifying Party shall pay the fees, expenses and disbursements of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Indemnifying Party and any counsel designated by the Indemnifying Party. The Indemnifying Party shall be liable for any settlement of any claim against the Indemnified Party made with the Indemnifying Party's written consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to the Indemnified Party of any unconditional release from all liability in respect of such claim.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 8.1 NOTICES. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to Jennifer, Sub,           If to Consultant, LP Owner    If to Jara or Love:
Greenfield or Seidner:         or Zises:

Jennifer Convertibles, Inc.
417 Crossways Park Drive
Woodbury, New York 11797
Attn: Harley J. Greenfield,
         President

With copies to:                With copies to:

Squadron, Ellenoff, Plesent,
& Sheinfeld, LLP
551 Fifth Avenue
New York, New York 10176
Fax:  (212) 697-6686
Attn:  Kenneth R. Koch

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

         Section 8.2 ASSIGNMENT, BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respect permitted successors and assigns.

         Section 8.3 ENTIRE AGREEMENT. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreement and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         Section 8.4 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 8.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules of conflict of laws.

         Section 8.6 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         Section 8.7 HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

         Section 8.8 INTERPRETATION. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

         Section 8.9 WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         Section 8.10 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         Section 8.11 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                             JENNIFER CONVERTIBLES, INC.


                                             By: /s/ Harley J. Greenfield
                                                 ------------------------------
                                                 Name: Harley J. Greenfield
                                                 Title: Chief Executive Officer

                                             JENNIFER CHICAGO, LTD.


                                             By: /s/ Harley J. Greenfield
                                                 ------------------------------
                                                 Name: Harley J. Greenfield
                                                 Title: Chief Executive Officer

                                             JCI CONSULTANT LP

                                             By: JCI CONSULTANT CORP.
                                                 (Its General Partner)


                                             By: /s/ Selig Zises
                                                 ------------------------------
                                                 Name: Selig Zises
                                                 Title: President

                                             JENCO PARTNERS, L.P.

                                             By: M.P. (JENCO) PARTNERS, L.P.
                                                   (Its General Partner)


                                             By: JENCO ACQUISITION CORP.
                                                 (Its General Partner)


                                             By: /s/ Selig Zises
                                                 ------------------------------
                                                 Name: Selig Zises
                                                 Title: President

                                               /s/ Selig Zises
                                               -------------------------------
                                                   Selig Zises



                                               /s/ Jay Zises
                                               -------------------------------
                                                   Jay Zises


                                               /s/ Harley J. Greenfield
                                               -------------------------------
                                                   Harley J. Greenfield


                                               /s/ Edward B. Seidner
                                               -------------------------------
                                                   Edward B. Seidner


                                               /s/ Fred J. Love
                                               -------------------------------
                                                   Fred J. Love


                                               JARA ENTERPRISES, INC.


                                               By: /s/ Fred J. Love
                                               -------------------------------
                                                       Fred J. Love, President

                                 GENERAL RELEASE

         This general release is made as of the 20th day of August, 1999 by Jennifer Convertibles, Inc., Jennifer Chicago Ltd., Jara Enterprises, Inc., Harley J. Greenfield, Fred J. Love and Edward B. Seidner (collectively "Releasors").

         TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW
THAT RELEASORS, for god and valuable consideration, receipt of which is hereby acknowledged, pursuant to and in conjunction with the execution and delivery of that certain LP and Option Purchase and Termination Agreement (the "Termination Agreement"), among the Releasors, JCI Consultant L.P., Jenco Partners LP, Jay Zises and Selig Zises, (the "Other Parties") hereby releases and forever discharges the Other Parties and their immediate family members, officers, directors, employees, and agents, subsidiaries and affiliates, past and present and their heirs, executors, administrators and assigns (collectively, the "Releases" and, individually, a "Releasee") from all actions, causes of action, including without limitation, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, agreements, guarantees, liabilities, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, equity or otherwise, whether known or unknown, contemplated or not contemplated, foreseen or unforeseen, fixed or contingent, which against the Releasees, the Releasor ever had, now has or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date hereof, provided, however, such release shall not include, in any case, from and after the date hereof, the rights, powers, liabilities and obligations arising out of or under the Termination Agreement and as to Jennifer, the Note executed as of the date hereof.

         This General Release may not be amended, waived, terminated or otherwise changed in any respect, except with respect to a specific Releasee by a writing signed by such Releasee. THE VALIDITY, CONSTRUCTION AND INTERPRETATION OF THIS GENERAL RELEASE AND ALL RIGHTS, OBLIGATIONS AND LIABILITIES ARISING HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND FOR THE PURPOSE OF LEGAL PROCEEDINGS THIS GENERAL RELEASE SHALL BE DEEMED TO HAVE BEEN MADE AND PERFORMED IN THE STATE OF NEW YORK.

         This General Release may be executed in one or more counterparts, and shall become effective when one or more counterparts have been signed by each of the parties thereto.

         THIS GENERAL RELEASE IS FREELY AND VOLUNTARILY GIVEN TO THE RELEASEES BY RELEASORS WITHOUT ANY DURESS OR COERCION AND AFTER SUCH RELEASORS HAVE EITHER CONSULTED WITH COUNSEL OR HAVE BEEN GIVEN AN OPPORTUNITY TO DO SO, AND THE RELEASORS HAVE CAREFULLY AND COMPLETELY READ ALL OF THE TERMS AND PROVISIONS OF THIS GENERAL RELEASE.

         IN WITNESS THEREOF, each Releasor has hereunto executed this General Release as of the date first written above.

                                           JENNIFER CONVERTIBLES, INC.



                                           By: /s/ Harley J. Greenfield
                                               -------------------------------
                                                Name: Harley J. Greenfield
                                                Title: Chief Executive Officer


         On this 20th day of August, 1999, before me personally appeared Harley
J. Greenfield to me known and known to me to be the Chief Executive officer of Jennifer Convertibles, inc. who executed the foregoing instrument on behalf of Jennifer Convertibles, Inc., and be duly acknowledged to me that he executed the same on behalf of Jennifer convertibles, inc., for the purpose above stated, and, being by me duly sworn, did depose an say that the statements therein contained are true.



-------------------------
Notary Public



                                           JENNIFER CHICAGO LTD.



                                           By: /s/ Harley J. Greenfield
                                               -------------------------------
                                                Name: Harley J. Greenfield
                                                Title: Chief Executive Officer

         On this 20th day of August, 1999, before me personally appeared Harley
J. Greenfield to me known and known to me to be the Chief Executive Officer of Jennifer Chicago Ltd., who executed the foregoing instrument on behalf of Jennifer Chicago Ltd., and he duly acknowledged to me that he executed the same on behalf of Jennifer Chicago Ltd., for the purpose above stated, and, being by me duly sworn, did depose and say that the statements therein contained are true.



--------------------------
Notary Public

                                           JARA ENTERPRISES



                                           By: /s/ Fred J. Love
                                               -------------------------------
                                                Name: Fred J. Love
                                                Title: President


         On this 20th day of August, 1999, before me personally appeared Fred J. Love to me known and known to me to be the President of Jara enterprises, inc., who executed the foregoing instrument on behalf of Jara enterprises, Inc., President of Jara Enterprises, inc., and he duly acknowledged to me that he executed the same on behalf of Jara enterprises, inc., for the purpose above stated, and, being by me duly sworn, did depose and say that the statements therein contained are true.



------------------------
Notary Public

                                               /s/ Harley J. Greenfield
                                               -------------------------------
                                               Harley J. Greenfield


         On this 20th day of August, 1999, before me personally appeared Harley
J. Greenfield who executed the foregoing instrument and he duly acknowledged to me that he executed the same for the purpose above stated, and, being by me duly sworn, did depose and say that the statements therein contained are true.



----------------------------
Notary Public



                                               /s/ Edward B. Seidner
                                               -------------------------------
                                               Edward B. Seidner


         On this 20th day of August, 1999, before me personally appeared Edward
B. Seidner who executed the foregoing instrument and he duly acknowledged to me that he executed the same for the purpose above stated, and, being by me duly sworn, did depose and say that the statements therein contained are true.



----------------------------
Notary Public



                                               /s/ Fred J. Love
                                               -------------------------------
                                               Fred J. Love


         On this 20th day of August, 1999, before me personally appeared Fred J. Love who executed the foregoing instrument and he duly acknowledged to me that he executed the same for the purpose above stated, and, being by me duly sworn, did depose and say the statements therein contained are true.



----------------------------
Notary Public

                                 GENERAL RELEASE

         This general release is made as of the 20th day of August, 1999 by JCI Consultant, LP, Jenco Partners J.P. Jay Zises and Selig Zises (collectively "Releasors").

         TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN KNOW THAT RELEASORS, for good and valuable consideration, receipt of which is hereby acknowledged, pursuant to and in conjunction with the execution and delivery of that certain LP and Option Purchase and Termination Agreement (the "Termination Agreement"), among the Releasors, Jennifer Convertibles, Inc. ("Jennifer"), Jennifer Chicago Ltd., Jara Enterprises, Inc., Harley J. Greenfield, Fred J. Love and Edward B. Seidner (the "Other Parties") hereby releases and forever discharges the Other Parties and their immediate family members, officers, directors, employees, and agents (including without limitation Jerome I. Silverman Company, Jerry Silverman and Isabelle Silverman), subsidiaries and affiliates, past and present and their heirs, executors, administrators and assigns (collectively, the "Releasees and, individually, a "Releasee") from all actions, causes of action, including without limitation, suits, debts, dues, sums of money, from all actions, causes of action, including without limitation, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, agreements guarantees, liabilities, controversies, agreements, promises, variances, trespasses, damages, judgments extents, executions, claims and demands whatsoever, in law, equity or otherwise, whether known or unknown, contemplated or not contemplated, foreseen or unforeseen, fixed or contingent, which against the Releasees, the Releasor ever had now has or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date hereof, provided, however, such release shall not include, in any case, from and after the date hereof, the rights, powers, liabilities and obligations arising out of or under the Termination Agreement and as to Jennifer , the Note executed as of the date hereof.

         This General Release may not be amended, waived, terminated or otherwise change in any respect, except with respect to a specific Release by a writing signed by such Release. THE VALIDITY, CONSTRUCTION AND INTERPRETATION OF THIS GENERAL RELEASE AND ALL RIGHTS, OBLIGATIONS AND LIABILITIES ARISING HEREUNDER SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK AND FOR THE PURPOSE OF LEGAL PROCEEDINGS THIS GENERAL RELEASE SHALL BE DEEMED TO HAVE BEEN MADE AND PERFORMED IN THE STATE OF NEW YORK.

         This General Release may be executed in one or more counterparts, and shall become effective when one or more counterparts have been signed by each of the parties thereto.

         THIS GENERAL RELEASE IS FREELY AND VOLUNTARILY GIVEN TO THE RELEASEES BY RELEASORS WITHOUT ANY DURESS OR COERCION AND AFTER SUCH RELEASORS HAVE EITHER CONSULTED WITH COUNSEL OR HAVE BEEN GIVEN AN OPPORTUNITY TO DO SO, AND THE RELEASORS HAVE CAREFULLY AND COMPLETELY READ ALL OF THE TERMS AND PROVISIONS OF THIS GENERAL RELEASE.

         IN WITNESS WHEREOF, each Releasor has hereunto executed this General Release as of the date first written above.

                                              JCI CONSULTANT, LP

                                               By: JCI Consultant Corp.
                                                   (its General Partner)

                                               By: /s/ Selig Zises
                                                   ---------------------------
                                                   Name:Selig Zises
                                                   Title: President


         On this 20th day of August, 1999, before me personally appeared ______________ to me known and known to me to be the President of JCI Consultant Corp., the general partner of JCI Consultant, LP, who executed the foregoing instrument on behalf of JCI Consultant Corp., as general partner of JCI Consultant LP, and he duly acknowledged to me that he executed the same on behalf of JCI Consultant Corp., as general partner of JCI Consultant Corp., for the purpose above stated, and, being by me duly sworn, did depose and say that the statements therein contained are true.



--------------------
Notary

                                              JENCO PARTNERS, L.P.


                                              By: MP (JENCO) PARTNERS, L.P.
                                                   (Its General Partner)


                                              By: JENCO ACQUISITION CORP.
                                                  (Its General Partner)


                                               By: /s/ Selig Zises
                                                   ---------------------------
                                                   Name:Selig Zises
                                                   Title:


         On this 20th day of August, 1999, before me personally appeared Selig Zises to me known and known to me to be the President of Jenco Acquisition Corp., the general partner of MP (Jenco) Partners, L.P., the general Partner of Jenco partners, L.P. who executed the foregoing instrument on behalf of Jenco Acquisition Corp., as general partner of MP (Jenco) Partners, L.P., the general partner of Jenco Partners, L.P., and he duly acknowledged to me that he executed the same on behalf of Jenco Acquisition Corp., as general partner of MP (Jenco) Partners, L.P., the general partner of Jenco Partners, L.P., for the purpose above stated, and, being by me duly sworn, did depose and say that the statements therein contained are true.



--------------------
Notary Public

                                                   /s/ Jay Zises
                                                   ---------------------------
                                                       Jay Zises


         On this 20th day of August, 1999, before me personally appeared Jay Zises who executed the foregoing instrument and he duly acknowledged to me that he executed the same for the purpose above stated, and, being by me duly sworn, did depose and say that the statements therein contained are true.



--------------------
Notary Public



                                                   /s/ Selig Zises
                                                   ---------------------------
                                                       Selig Zises


         On this 20th day of August, 1999, before me personally appeared Selig Zises who executed the foregoing instrument and he duly acknowledged to me that he executed the same for the purpose above stated, and, being by me duly sworn, did depose and say that the statements therein contained are true.



--------------------
Notary Public